Exhibit 10.1
Date:

To:	Great Wall Acquisition Corporation
660 Madison Avenue 15th Floor
New York, New York 10021

Cc:	DBS Bank Ltd.
6 Shenton Way
DBS Building Tower 1
#41-01 Singapore 068809
Dear Sirs,
Letter of Undertaking
1.	We refer to the voluntary conditional offer (the “Offer”) to be made by or on behalf of Great Wall Acquisition Corporation (the “Offeror”), for all the issued ordinary shares of US$0.08 each (the “Shares”) in the capital of ChinaCast Communications Holdings Limited (the “Offeree”) on the terms and subject to the conditions set out in the pre-conditional offer announcement dated 14 September 2005 and attached as the Schedule hereto (the “Announcement”).
2.	Further to the announcement dated 22 March 2006, the cut-off date for the fulfilment of the Pre-Conditions (as defined in the Announcement) has been extended to 31 December 2006 (or such later date as the Offeror may determine in consultation with the Securities Industry Council) (the “Extension”). In connection with the Extension, we execute this Letter of Undertaking to amend, restate and substitute the letter of undertaking dated 13 September 2005 executed by us in favour of the Offeror.
3.	For the consideration of US$1.00 (the receipt of which we hereby acknowledge) we hereby irrevocably and unconditionally undertake to the Offeror that:-
(a)	we are the beneficial owner of the number of Shares specified on the signature page of this Letter of Undertaking;

(b)	we shall not, during the period commencing on the date of this Letter of Undertaking and ending at the Expiration Time (as defined in sub-paragraph (g) below), transfer (save to Permitted Transferees) or dispose of or create an encumbrance over all or any of the Shares specified on the signature page of this Letter of Undertaking except as permitted by the terms of this Letter of Undertaking;

(c)	we shall not, during the period commencing on the date of this Letter of Undertaking and ending at the Expiration Time, take any action which would cause us to breach our obligations under this Letter of Undertaking;

(d)	(except with your prior written consent) we shall not, during the period commencing on the date of this Letter of Undertaking and ending at the Expiration Time, directly or indirectly solicit, encourage (including without limitation, by way of providing information concerning the Offeree and/or any of its subsidiaries to any person), vote in favour of, initiate or participate in any tender (including without limitation, accepting any tender offer), negotiations, discussions or resolutions with respect to any expression of interest, offer or proposal by any person other than the Offeror to:-
(i)	acquire an interest in all or a substantial part of the business, operations or undertakings of the Offeree and its subsidiaries or an additional five per cent, or more of the issued share capital of the Offeree;

(ii)	acquire control of the Offeree; or

(iii)	otherwise acquire or merge with the Offeree (including by way of scheme of arrangement, capital restructuring, tender offer, joint venture or dual listed company structure), provided, for the avoidance of doubt, that nothing herein shall be construed as imposing any restriction on us from selling, transferring or otherwise disposing of any Shares not specified in the signature page of this Letter of Undertaking;

(e)	we shall accept the Offer and elect to receive the Stock Consideration (as defined in the Announcement) in respect of all the Shares specified on the signature page of this Letter of Undertaking, on the terms and subject to the conditions set out in the Announcement (or on such other terms and conditions as may be agreed in writing between yourselves and ourselves) and in accordance with the requirements of the Singapore Code on Take-overs and Mergers (the “Code”), the Securities and Futures Act (Chapter 289) and the Listing Manual of the Singapore Exchange Securities Trading Limited (the “Listing Manual”);

(f)	we shall accept the Offer and elect to receive the Stock Consideration not later than 5.00 pm (Singapore time) on the date falling seven (7) business days (a business day being a day which is not a Saturday, Sunday or public holiday in Singapore on which commercial banks are open for business in Singapore) after the date of despatch of the offer document in respect of the Offer, in accordance with the procedures prescribed in the offer document to be issued in connection with the Offer and the relevant form(s) of acceptance accompanying it;

(g)	notwithstanding any rights of withdrawal under the Code, we shall not withdraw any of the Shares tendered for acceptance until such time as the Offer shall lapse or be withdrawn by the Offeror (the earlier of such time and the time at which the Offeror purchases the Shares pursuant to the Offer being referred to as the “Expiration Time”), whereupon we shall be discharged and released from our obligations under this Letter of Undertaking; and

(h)	we shall do and execute or procure to be done and executed such further acts, deeds, things and documents as may reasonably be necessary to

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accept the Offer and elect to receive the Stock Consideration in accordance with the terms of this Letter of Undertaking.
It shall be a condition precedent to our right to transfer any Shares to any Permitted Transferee that such Permitted Transferee agrees in writing to be bound by and be entitled to the benefit of this Letter of Undertaking. Further, we shall be responsible for any breach of the provision of this Letter of Undertaking by any of our Permitted Transferees.

For the purpose of paragraph 3(b), “Permitted Transferee” means, in relation to any corporation, any other corporation which is the holding company, ultimate holding company or subsidiary of such corporation or which is a subsidiary of the holding company or ultimate holding company of such corporation.

4.	Our obligations under this Letter of Undertaking shall come Into effect only as of the date that such shareholders of CCHL (including Super Dynamic Consultancy Limited and Technology Venture Investments Limited.) collectively holding at least 50% of the issued share capital of CCHL enter into letters of undertaking with obligations similar to those in this Letter of Undertaking. This Letter of Undertaking shall terminate and be of no further effect on the earlier of the Expiration Time and the date falling ten (10) months after the date this Letter of Undertaking takes effect.

5.	We hereby consent to any and all references to, and descriptions of, this Letter of Undertaking in any announcement or document issued by or on behalf of the Offeror. We shall not make any further announcement concerning the Offer except as required by law or the Listing Manual or other regulatory body or the court or with your prior approval (such approval not to be unreasonably withheld or delayed). Pending the Offer becoming unconditional in all respects, we shall, subject to the requirements of any law or regulation (including, without limitation, the Listing Manual), consult you as to the terms of, the timetable for and manner of publication of, any formal announcement or circular to shareholders, employees and to any recognised stock exchange or other authorities or to the media or otherwise which we may desire or be obliged to make regarding the Offer and we will consult you regarding any other announcement which is or may be material in the context of the Offer. Any other communication which we may make concerning the foregoing matters shall, subject to the requirements of any law or regulation (including, without limitation, the Listing Manual), be consistent with any such formal announcement or circular as aforesaid.

6.	We further undertake not to sell, transfer, assign or otherwise dispose of any part of the Stock Consideration received by us pursuant to the acceptance of the Offer in a manner that would violate SEC rules and regulations.

7.	We agree that the Offeror will be irreparably damaged and will not have an adequate remedy at law in the event that we shall not accept the Offer and elect to receive the Stock Consideration in accordance with the provisions of this Letter of Undertaking. We therefore agree that the Offeror shall be entitled to injunctive relief, including specific enforcement, to enforce the provisions of this Letter of Undertaking, in addition to any other remedy to which the Offeror may be entitled at law.

8.	We shall be responsible for our own fees and expenses in connection with the execution and performance of this Letter of Undertaking. No broker, agent, finder, consultant or other person or entity is entitled to be paid based upon any agreement made by any party in connection with any of the transactions contemplated hereby.

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9.	This Letter of Undertaking shall lapse if for whatever reason: -
(a)	the Offer is withdrawn or lapses, or fails to become or be declared to be unconditional for any reason;

(b)	any shareholder of CCHL who has provided an undertaking similar to this Letter of Undertaking is released from any of the obligations under its letter of undertaking referred to in paragraph 4 above; or

(c)	you are delisted from the NASDAQ OTC Bulletin Board,
provided that this shall not prejudice any accrued rights between the parties prior to the lapsing of this Letter of Undertaking. You agree to notify us in writing as promptly as practicable (and in any event within two (2) business days) after the occurrence of any of the events identified in paragraphs 9(a) through (c) above.

10.	By signing this Letter of Undertaking, you represent and warrant to us that you are currently listed on the NASDAQ OTC Bulletin Board and you intend to apply to be listed on the NASDAQ National Market as soon as possible after the completion of the Offer.

11.	A person who is not a party to this Undertaking has no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce any term of this Letter of Undertaking.

12.	This Letter of Undertaking is governed by, and shall be construed in accordance with, the laws of Singapore.

Yours faithfully,

Name:

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PRE-CONDITIONAL VOLUNTARY OFFER
by

DBS BANK LTD
(Company Registration No. 196800306E)
(Incorporated in the Republic of Singapore)
for and on behalf of
GREAT WALL ACQUISITION CORPORATION
(Incorporated in Delaware, United States of America)
to acquire all the issued ordinary shares of US$0.08 each in the capital of
CHINACAST COMMUNICATION HOLDINGS LIMITED
(Incorporated in Bermuda)
1.	Introduction

Unless otherwise defined herein, all terms and references used in this announcement shall bear the same meanings as those defined or construed in the announcement dated 14 September 2005 (the “Pre-Conditional Offer Announcement”) issued by DBS Bank Ltd (“DBS”) for and on behalf of Great Wall Acquisition Corporation (the “Offerer” or “GWAC”), in respect of the pre-conditional voluntary offer (the “Offer”) by the Offeror to acquire all the issued and paid-up ordinary shares of US$0.08 each (the “CCHL Shares”) in the capital of Chinacast Communication Holdings Limited (“CCHL”).

2.	Irrevocable Undertakings

2.1	Further to the Pre-Conditional Offer Announcement, DBS wishes to announce, for and on behalf of the Offeror, that the Undertakings given by each of the Covenantors as at the date of the Pre-Conditional Announcement has expired on 13 July 2006.

2.2	In this regard, as at the date of this Announcement, the Offeror has procured each of Super Dynamic Consultancy Limited, Technology Venture Investments Limited, Intel Pacific, Inc., Sergio Ventures Limited, Kenbell Management Limited, Asia Capitol Technology Partners Limited, Panwell Investments Limited, Bostwicken Consultancy Limited, Time Global International Limited, Isthoch Assets Limited, GC&C Holdings Limited, Wang Yu Huei, Liao Zhen, Yin Jian Ping, Chan Tze Ngon, Leung Kin Fo, Stanley Chan Chi Kwong and Tang Chi Tang (each, an “Original Covenantor”) to give a replacement irrevocable undertaking (each, a “Replacement Undertaking”) to the Offeror, inter alia:
(a)	to accept the Offer in respect of the number of CCHL Shares held by it as set out in the table below, not later than 5.00 pm (Singapore time) on the date falling seven (7) business days after the date of despatch of the offer document in respect of the Offer;

(b)	to elect to receive the Stock Consideration in connection thereto; and

(c)	not to sell, transfer, assign or otherwise dispose of any part of the Stock Consideration received by it pursuant to the acceptance of the Offer in a manner that would violate SEC rules and regulations.
In addition, the Offeror has also procured each of Yang Yong Shi, Wu Cai Yu, Wu Yao and Zhang Jin Hua (each, an “Other Covenantor”) to give an irrevocable undertaking on substantially the same terms as the Replacement Undertaking (each, an “Other Undertaking”) to the Offeror as at the date of this Announcement. The shareholdings of the

Original Covenantors and Other Covenantors in CCHL subject to the Replacement Undertakings and Other Undertakings respectively are as follows:

			As a percentage of the
		Number of	entire issued share
S/No.	Name	CCHL Shares	capital of CCHL[1]
1.	Super Dynamic Consultancy Limited	67,326,820	15.24%
2.	Technology Venture Investments Limited[2]	66,074,441	14.96%
3.	Intel Pacific, Inc.	22,222,918	5.03%
4.	Wang Yu Huei	12,863,000	2.91%
5.	Asia Capitol Technology Partners Limited	12,026,155	2.72%
6.	Panwell Investments Limited[3]	5,276,358	1.19%
7.	Wu Cai Yu	5,276,358	1.19%
8.	Yang Yong Shi	4,921,492	1.11%
9.	GC&C Holdings Limited	4,679,468	1.06%
10.	Sergio Ventures Limited	4,031,510	0.91%
11.	Isthoch Assets Limited	3,015,755	0.68%
12.	Zhang Jin Hua	2,830,341	0.64%
13.	Time Global International Limited	1,749,107	0.40%
14.	Kenbell Management Limited	1,723,287	0.39%
15.	Liao Zhen	1,700,000	0.38%
16.	Wu Yao	1,617,338	0.37%
17.	Bostwicken Consultancy Limited	1,507,878	0.34%
18.	Leung Kin Fo	1,400,000	0.32%
19.	Yin Jian Ping	1,000,000	0.23%
20.	Stanley Chan Chi Kwong	1,000,000	0.23%
21.	Chan Tze Ngon	750,000	0.17%
22.	Tang Chi Tang	300,000	0.07%
	Total	223,292,226	50.54%

[1]	Based on the total issued share capital of 441,816,501 CCHL Shares as at the date of this Announcement.

[2]	Pursuant to the Replacement Undertaking of Technology Venture Investments Limited (“TVIL”), TVIL is permitted to transfer the 66,074,441 CCHL Shares held by it to Chan Tze Ngon, and Chan Tze Ngon has undertaken to the Offeror that in such event, he shall, inter alia, observe and discharge all the terms and conditions of the Replacement Undertaking in all respects as if he is TVIL.

[3]	Pursuant to the Replacement Undertakings of Panwell Investments Limited (“Panwell”), Panwell is permitted to transfer the 5,276,358 CCHL Shares held by it to Wu Cai Yu, Yang Yong Shi and Wu Yao in the proportion of 1,418,719 CCHL Shares, 2,292,794 CCHL Shares and 1,564,845 CCHL Shares respectively, and each of Wu Cai Yu, Yang Yong Shi and Wu Yao has undertaken to the Offeror that in such event, he shall, inter alia, observe and discharge all the terms and conditions of the relevant Replacement Undertaking in all respects as if he is Panwell.

Assuming a full election of the Stock Consideration, the proforma shareholding of the Original Covenantors and Other Covenantors in GWAC upon conclusion of the Offer (and assuming the Offeror acquires 100% of the Offer Shares pursuant to the exercise of the right to compulsory acquisition) will be as follows:

			As a percentage	As a percentage
		Number of	of the enlarged	of the enlarged
		GWAC	issued share	issued share
		Common	capital of GWAC	capital of GWAC
S/No.	Name	Stock	Common Stock[4]	Common Stock[6]
1.	Super Dynamic Consultancy Limited	3,162,368	12.04%	8.96%
2.	Technology Venture Investments Limited (see footnote above)	3,103,543	11.81%	8.79%
3.	Intel Pacific, Inc.	1,043,819	3.97%	2.96%
4.	Wang Yu Huei	604,180	2.30%	1.71%
5.	Asia Capitol Technology Partners Limited	564,873	2.15%	1.60%
6.	Panwell Investments Limited (see footnote above)	247,832	0.94%	0.70%
7.	Wu Cai Yu	247,832	0.94%	0.70%
8.	Yang Yong Shi	231,164	0.88%	0.65%
9.	GC&C Holdings Limited	219,796	0.84%	0.62%
10.	Sergio Ventures Limited	189,361	0.72%	0.54%
11.	Isthoch Assets Limited	141,651	0.54%	0.40%
12.	Zhang Jin Hua	132,942	0.51%	0.38%
13.	Time Global International Limited	82,156	0.31%	0.23%
14.	Kenbell Management Limited	80,943	0.31%	0.23%
15.	Liao Zhen	79,849	0.30%	0.23%
16.	Wu Yao	75,967	0.29%	0.22%
17.	Bostwicken Consultancy Limited	70,825	0.27%	0.20%
18.	Leung Kin Fo	65,758	0.25%	0.19%
19.	Yin Jian Ping	46,970	0.18%	0.13%
20.	Stanley Chan Chi Kwong	46,970	0.18%	0.13%
21.	Chan Tze Ngon	35,227	0.13%	0.10%
22.	Tang Chi Tang	14,091	0.05%	0.04%
	Total	10,488,117	39.93%	29.71%

[4]	Based on the total enlarged issued share capital of 26,268,276 GWAC Common Stock and assuming none of the 9,031,950 outstanding warrants of GWAC are exercised.

[5]	Based on the total enlarged issued share capital of 26,268,276 GWAC Common Stock and assuming all of the 9,031,950 outstanding warrants of GWAC are exercised.

All Replacement Undertakings and Other Undertakings shall lapse if for whatever reason:
(a)	the Offer is withdrawn, or lapses, or fails to become or be declared to be unconditional for any reason;

(b)	any of the Original Covenantors and Other Covenantors is released from any of the obligations under the relevant Replacement Undertaking or Other Undertaking; or

(c)	the Offeror is delisted from the NASDAQ OTC Bulletin Board,
provided that this shall not prejudice any accrued rights between the parties prior to the lapsing of the relevant Replacement Undertaking or Other Undertaking. In addition, unless the Replacement Undertakings and Other Undertakings shall have earlier lapsed, they shall terminate and be of no further effect on the date falling ten (10) months from 13 July 2006.

Save as disclosed in this Announcement, neither the Offeror nor any party acting in concert with it has received any irrevocable undertaking from any other party to accept or reject the Offer.

3.	Responsibility Statement

The sole Director of the Offeror has taken all reasonable care to ensure that the facts stated and opinions expressed in this Announcement are fair and accurate and that no material facts have been omitted from this Announcement.

Where any information has been extracted from published or otherwise publicly available sources or obtained from CCHL, the sole responsibility of the sole Director of the Offeror has been to ensure that such information has been accurately and correctly extracted from such sources or, as the case may be, accurately reflected or reproduced in this Announcement.

The sole Director of the Offeror accepts responsibility accordingly.
Issued by
DBS BANK LTD
for and on behalf of
GREAT WALL ACQUISITION CORPORATION
13 July 2006

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